UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     June 3, 2009

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701

(Address of Principal Executive Offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective June 3, 2009, Mohawk Factoring, Inc. (“Factoring”), a subsidiary of Mohawk Industries, Inc., (“Company”) terminated the Second Amended and Restated Credit and Security Agreement, dated as of July 28, 2008 (the “Securitization Facility”), by and among Factoring, Mohawk Servicing, Inc., Victory Receivables Corporation, Three Pillars Funding, LLC, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and SunTrust Robinson Humphrey, Inc., as Administrative Agent. The Securitization Facility allowed Factoring to borrow up to $250.0 million based on available accounts receivable and was originally set to mature on July 27, 2009. No early termination penalties will be incurred as a result of the termination.

Certain of the parties to the Securitization Facility have from time to time provided financing and other services to the Company and its affiliates. Mohawk Servicing, Inc. is an affiliate of Factoring and the Company.

Factoring elected to terminate the Securitization Facility early because it had determined not to renew the Securitization Facility upon its scheduled expiration on July 27, 2009 and did not believe the liquidity provided by the Securitization Facility during the remaining term was necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK INDUSTRIES, INC.

By:	/s/ James T. Lucke
James T. Lucke Vice President and General Counsel

Dated: June 5, 2009